AMENDMENT TO WARRANT

Warrant No. 2-1991

     This Amendment to Warrant (the "Amendment") is made as of the 29th day of September, 1995 by EnviroSource, Inc., a Delaware corporation
(the "Corporation"), and NationsBank of Texas, N.A., a national banking association, formerly NCNB Texas National Bank ("NationsBank").

     WHEREAS, on October 29, 1991 the Corporation granted to NationsBank that certain Warrant No. 2-1991 ("Warrant No. 2-1991") pursuant to the terms of which the Corporation granted to NationsBank the right to purchase 53,640 shares (the "Warrant Shares") of duly authorized, validly issued, fully paid and non-assessable Common Stock, par value $.05 per share (the "Common Stock"), of the Corporation, at a purchase price of $.07 per share; and

     WHEREAS, the parties desire to amend the Warrant as set forth herein.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and NationsBank hereby agree as follows:

     1.   Modifications to Specific Provisions of the Warrant.
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     The following sections of the Warrant are hereby modified as follows:

          (a)  Section 1.01.  Subsections (i) and (ii) of Section 1.01 are
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hereby deleted in their entirety and replaced by the following:

           "(i)  a written notice, in substantially the form of the Subscription
            Notice attached as Exhibit A hereto, of such holder's election to exercise all or part of the purchase rights represented by this Warrant;

            (ii) consideration in the form of (a) an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased (the "Aggregate Exercise Price"), payable in whole or in part by certified bank or cashiers check payable to the order of the Corporation, (b) the surrender of such number of Warrant Shares with respect to which this Warrant may be exercised as equals the Aggregate Exercise Price divided by the average closing price of the Common Stock for the twenty (20) trading days preceding the date of exercise, rounded to the nearest share, or (c) any combination of (a) and (b) of this Section 1.01(ii), and"

          (b)  Warrant Shares.  The number of Warrant Shares set forth on the
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face of the Warrant and to which this Warrant relates shall be reduced to
52,031.

     2.   Further Modifications.  All other terms and conditions set forth in
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the Warrant shall remain in full force and effect and shall not be amended, modified or otherwise altered by the terms of this Amendment.

     3.   Defined Terms.  Capitalized terms used herein and not otherwise
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defined shall have the meanings ascribed to such terms in the Warrant.

     IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be signed by a duly authorized officer of all as of the date first written above.

                              ENVIROSOURCE, INC.



                              By: /s/ James C. Hull
                                  James C. Hull
                                  Vice President

                              NATIONSBANK OF TEXAS, N.A.


                              By: /s/ Scott A. Jackson
                                  Title:  Vice President


EXHIBIT A

                        ENVIROSOURCE, INC.
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                        SUBSCRIPTION NOTICE
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                           The undersigned, the holder of the Warrant to
which this Subscription Notice is attached (the "Warrant"), hereby elects to exercise rights represented by such Warrant for and to purchase pursuant to the terms and conditions of the Warrant, ______________ shares of Common Stock, and herewith makes payment in full, therefore, of $________________ (a) by certified bank or cashiers check payable to the order of the Corporation in the amount of $______________, and/or (b) by surrender of ________________ Warrant Shares with respect to which the Warrant may be exercised pursuant to the terms of Section 1.01(ii) of the Warrant, and requests (i) that certificates for the Warrant Shares being purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ____________________________ whose address is _______________________________________________________________
and (ii) if such Warrant Shares shall not include all of the Warrant Shares issuable as provided in the Warrant, that a new warrant of like tenor and date for the balance of the Warrant Shares issuable thereunder be delivered to the undersigned. Terms not otherwise defined herein shall have the same meaning given them in the Warrant.



Dated: _____________________            __________________________________
                                        Signature Guaranteed: